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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                Information Statement Pursuant to Section 14 (c)
                     Of the Securities Exchange Act of 1934

Check the appropriate Box:

[ ] Preliminary Information Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[X] Definitive Information Statement

                             WILLIAMS CONTROLS, INC.
                            ------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
         4) Proposed maximum aggregate value of transaction:
         5) Total Fee Paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Dated Filed:

                             WILLIAMS CONTROLS, INC.
                              14100 SW 72nd Avenue
                             Portland, Oregon 97224

                    NOTICE OF ACTION TAKEN WITHOUT A MEETING

To the Stockholders of Williams Controls, Inc:

The attached Information Statement is being delivered by Williams Controls, Inc. (the "Company", " we " or " us ") in connection with the approval by certain of our stockholders of an amendment to our Certificate of Incorporation (the "Amendment"). The Amendment will result in the Company not being governed by the antitakeover provisions of Section 203 of Delaware General Corporation Law ("DGCL"). The Information Statement is first being mailed to stockholders on or about August 15, 2002. We anticipate that the Amendment will become effective on or after September 9, 2002.

On June 26, 2002, our Board of Directors approved a resolution authorizing us to file the Amendment with the Delaware Secretary of State. On July 2 and 30, 2002, the holders of a majority of the outstanding stock entitled to vote on the Amendment executed written consents in accordance with Section 228 of the General Corporation Law of the State of Delaware approving and adopting the Amendment.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes the proposed Amendment.

                           WE ARE NOT ASKING YOU FOR A
                         PROXY AND YOU ARE REQUESTED NOT
                               TO SEND US A PROXY.

We encourage you to read this Information Statement carefully.

                                By Order of the Board of Directors:

                                /s/  DENNIS E. BUNDAY
                                ---------------------
                                Dennis E. Bunday
                                Chief Financial Officer

                             WILLIAMS CONTROLS, INC.
                              14100 SW 72nd Avenue
                             Portland, Oregon 97224
               ---------------------------------------------------

                              INFORMATION STATEMENT
               ---------------------------------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY
               ---------------------------------------------------

                                 August 15, 2002

This Information Statement is being mailed on or about August 15, 2002 to stockholders of record of Williams Controls, Inc., a Delaware corporation (the "Company", " we " or " us "). It is being furnished in connection with the adoption of an amendment to our Certificate of Incorporation (the "Amendment") by written consent of the holders of a majority of the outstanding shares of preferred stock. We anticipate that the Amendment will become effective on or after September 9, 2002. A copy of the Amendment is attached to this document as Exhibit A.

On June 26, 2002, our Board of Directors adopted resolutions proposing and declaring advisable the Amendment which, if approved by our stockholders, would result in the Company not being governed by the antitakeover provisions of
Section 203 of Delaware General Corporation Law ("DGCL").

The Amendment has already been adopted by written consents delivered by the holders of a majority of the outstanding stock entitled to vote on the Amendment in accordance with Section 228 of the DGCL. Our Board of Directors decided to obtain the written consents of holders of a majority of the outstanding stock entitled to vote on the Amendment in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to be able to amend our Certificate of Incorporation in a timely manner.

The record date for purposes of determining the stockholders entitled to vote on the Amendment was July 2, 2002. As of the record date, we had 19,928,522 shares of common stock, 78,200 shares of Series A Preferred Stock, 7 1/2% Redeemable Convertible Series ("Series A Preferred") and 150,000 shares of Series B Preferred Stock, 15% Redeemable Convertible Series ("Series B Preferred") issued and outstanding, which were entitled to vote on the Amendment. Each share of common stock held of record on the record date represents one vote. Holders of our Series A Preferred and Series B Preferred vote as if their preferred shares were converted into shares of common stock with the holders of our common stock on all matters presented to the holders of our common stock. Thus, each share of Series A Preferred held of record on the record date represents 57 votes, and each share of Series B Preferred held of record on the record date represents 117 votes for purposes of determining whether a majority of the issued and outstanding shares approved the Amendment. The holders of 66,180 shares of the issued and outstanding Series A Preferred and the holders of 150,000 shares of the issued and outstanding Series B Preferred, representing approximately 51% of the votes entitled to be cast, approved the Amendment by written consent.

Pursuant to regulations issued under the Securities Exchange Act of 1934, as amended, the Amendment may not take effect until at least 20 calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the Amendment will become effective on or after September 9, 2002, upon filing with the Delaware Secretary of State.

There will not be a meeting of stockholders, and none is required under the DGCL, because this action has been approved by written consent of the holders of a majority of the outstanding stock entitled to vote on the Amendment. Under
Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

ELECTING OUT OF SECTION 203 OF THE DGCL

Our Certificate of Incorporation currently provides that the Company is subject to the provisions of Section 203 of the DGCL. Our Board of Directors and the holders of a majority of the outstanding stock entitled to vote have approved the Amendment, which, when effective, will have the effect of the Company no longer being subject to the antitakeover provisions of Section 203.

Section 203 prohibits a "business combination" between the Company and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder." An "interested stockholder" is a person or group that directly or indirectly controls or has the right to acquire or control the voting or disposition of 15% or more of the outstanding voting stock of or is an affiliate or associate of the corporation and became the owner of 15% or more of such voting stock at any time within the previous three years. A "business combination" is defined broadly to cover a variety of business transactions, including: (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder; (ii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries; (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder; and (iv) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless: (i) prior to the date the person became an interested stockholder, the board of directors approves either the business combination or the transaction which results in the person becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2 /3 % of the outstanding voting stock not owned by the interested stockholder.

These restrictions placed on interested stockholders by Section 203 do not apply if a corporation adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203, but only if the Amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Such an amendment, however, generally will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested stockholder at or prior to such adoption. Accordingly, assuming the Amendment is effective, as we anticipate on September 3, 2002, Section 203 will continue to apply to the Company until September 3, 2003, at which time Section 203 will no longer apply to the Company.

We believe that the provisions of Section 203 are detrimental to our stockholders because they have the potential to discourage attempts to assume control of the Company by a holder of, or through the acquisition of, a large block of the Company's outstanding shares, or to hinder an attempt to remove the incumbent management of the Company. Adopting the Amendment may have the effect of encouraging these types of transactions. We have no knowledge of any specific efforts to accumulate the Company's outstanding common stock, to obtain control of the Company or to remove management.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required for approval of the Amendment under Section 242 of the DGCL. We have already obtained this approval through the written consent of the holders of a majority of the outstanding stock entitled to vote. Therefore, a special meeting of the shareholders to approve the Amendment is not necessary and will not take place. A copy of the Amendment is attached to this Information Statement as Exhibit A.

ABSENCE OF DISSENTERS' RIGHTS

No dissenters' or appraisal rights are available to our stockholders under the DGCL in connection with the Amendment.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


The following table sets forth as of July 2, 2002 (except where a different date is otherwise noted), the number and percentage of the outstanding shares of common stock, Series A Preferred and Series B Preferred which, according to the information supplied to the Company, were beneficially owned by (i) each current director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding shares of any class of the Company's capital stock. Except as otherwise indicated in the notes, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. This table does not give effect to the exchange of 77,550 shares of Series A Preferred for 77,550 shares of the Company's Series A-1 Preferred Stock, Non-Redeemable Convertible Series ("Series A-1 Preferred"), which became effective as of July 15, 2002 (the "Exchange"). As of the effective date of the Exchange, the Company's total voting stock, including the votes of all of the then outstanding preferred stock, increased by 7,333,865 shares because the conversion price of the Series A-1 Preferred is significantly lower than the conversion price of the Series A Preferred.

                                            Common Stock                          Preferred Stock
                                         Amount     Percentage                 Amount       Percentage   Percentage of
                                      Beneficially   of Class    Preferred  Beneficially     of Class    Total Voting
 Name & Address of Beneficial Owner      Owned        Owned*      Series        Owned         Owned**      Stock***
------------------------------------------------------------------------------------------------------------------------
Thomas W. Itin (1)                        5,967,280         28.4          A            -0-           -0-           12.2
7001 Orchard Lake Rd., Suite 424                                          B            -0-           -0-
West Bloomfield, MI 48322-3608

Douglas E. Hailey (2)                       282,729          1.4          A            250          ****           ****
1171 Maggies Way                                                          B            -0-           -0-
Waterbury Center, VT 05677

Timothy S. Itin (3)                          77,500         ****          A            -0-           -0-           ****
1 Montgomery Street, Suite 3700                                           B            -0-           -0-
San Francisco, CA 94104

W. Richard Bingham (4)                   17,654,311         47.0          A            -0-           -0-           35.9
c/o American Industrial Partners                                          B        150,000           100
One Maritime Plaza, Suite 2525
San Francisco, CA 94111

R. Eugene Goodson, Ph.D.  (5)                   -0-          -0-          A            -0-           -0-            -0-
14100 Southwest 72nd Ave.                                                 B            -0-           -0-
Portland, Oregon 97224

Kirk R. Ferguson (6)                            -0-          -0-          A            -0-           -0-            -0-
c/o American Industrial Partners                                          B            -0-           -0-
One Maritime Plaza, Suite 2525
San Francisco, CA 94111

Nathan L. Belden  (7)                           -0-          -0-          A            -0-           -0-            -0-
c/o American Industrial Partners                                          B            -0-           -0-
One Maritime Plaza, Suite 2525
San Francisco, CA 94111

                                       5

Dennis E. Bunday (8)                            -0-          -0-          A            -0-           -0-            -0-
14100 Southwest 72nd Ave.                                                 B            -0-           -0-
Portland, Oregon 97224

Mark E. Brady (9)                         2,894,502         13.1          A         15,000          19.2            5.9
Robert J. Suttman, II                                                     B            -0-           -0-
Ronald L. Eubel
7777 Washington Village Drive
Suite 210
Dayton, OH 45459

Dolphin Offshore Partners, L.P.(10)       5,526,544         22.4          A         12,750          16.3           11.3
c/o Dolphin Management Inc.                                               B         20,000           -0-
129 East 17th Street
New York, NY  10007

American Industrial Partners             17,654,311         47.0          A            -0-           -0-           35.9
Capital Fund III, L.P. (11)                                               B        150,000           100
c/o American Industrial Partners
One Maritime Plaza, Suite 2525
San Francisco, CA 94111

E.H. Arnold (12)                            285,551          1.4          A          5,000           6.4           ****
c/o Taglich Brothers                                                      B            -0-           -0-
1370 Avenue of the Americas,
31st Floor
New York, NY 10019-4602
                                                   1
All executive officers and               23,981,820         61.7          A            250           ***           48.9
directors as a group (8 persons)                                          B        150,000           100

* The percentages of beneficial ownership shown assume the exercise or conversion of all preferred convertible stock, options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable on or before September 1, 2002. The figures also do not include any shares issuable as a result of the Exchange Offer.

** Based upon 78,200 shares of Series A Preferred and 150,000 shares of Series B Preferred outstanding as of July 2, 2002. This does not include any shares issuable as a result of the Exchange Offer.

*** Based upon: (i) 19,928,522 shares of Common Stock outstanding; (ii) 17,654,311 shares of Common Stock issuable upon conversion of the outstanding shares Series B Preferred; (iii) 4,466,019 shares of Common Stock issuable upon conversion of the outstanding Series A Preferred;
         (iv) 2,379,220 shares of Common Stock issuable upon exercise of outstanding stock options exercisable on or before September 1, 2002; and (v) 4,658,776 shares of Common Stock issuable upon exercise of outstanding warrants exercisable on or before September 1, 2002. This does not include any shares issuable as a result of the Exchange Offer.

****     Less than one percent.

(1)      Mr. Itin is a Director of the Company. Information is based on the
         Schedule 13G, filed by Mr. Itin with the SEC on February 14, 2002.
         Includes: (i) 1,050,000 shares issuable to Mr. Itin upon exercise of stock options exercisable on or before September 1, 2002; (ii) 1,200,000 shares owned of record by Acrodyne ("Acrodyne"), a corporation that is indirectly owned or controlled by Mr. Itin; (iii) 156,719 shares owned by Ajay Sports,

         Inc., of which Mr. Itin is the chairman, chief executive officer and the holder of approximately 45.75% of Ajay's outstanding stock (iv) 568,000 shares owned of record by SICO, a Michigan partnership ("SICO"), of which Mr. Itin is a partner, and 1,974,000 shares owned of record by TICO, a Michigan partnership ("TICO"), of which Mr. Itin is a partner (400,000 of the shares are held for the benefit of the Acrodyne Profit Sharing Plan); and (iv) 1,121,751 shares owned by Williams Controls, Inc., employee benefit plans of which Mr. Itin is trustee. Mr. Itin disclaims beneficial ownership of shares owned by Ajay Sports, Inc., and of shares held in the Company's employee benefit plans, other than 13,278 shares in the Company's employee stock ownership plan and 30,128.614 shares in the Non-Union 401(k) plan allocated for his benefit. Comerica Bank ("Comerica") filed a Form 3 dated July 12, 2002, in which Cmerica lists beneficial ownership of 3,592,000 of Common Stock. Comerica acquired these shares from Sico, Tico and Acrodyne. The Company has not received any confirmation from Mr. Itin that this transfer has occurred. This transfer of shares is not reflected in the beneficial ownership of Mr.Itin.

(2) Mr. Hailey is a Director of the Company. Common stock includes: (i) 48,573 shares of common stock; (ii) 14,277 shares issuable upon conversion of the 250 shares of Series A Preferred; (iii) 58,816 shares issuable upon exercise of the warrants relating to the Series A Preferred, (iv) 25,381 shares issuable upon exercise of the warrants relating to the Company's subordinated debentures; (iv) 69,115 shares issuable upon exercise of warrants relating to the Company's secured subordinated debt; and (v) 66,567 shares issuable upon the exercise of warrants issued in connection with the Company's July 1999 common stock offering.

(3) Mr. Itin is a Director of the Company. Includes 62,500 shares issuable upon exercise the exercise of stock options exercisable on or before September 1, 2002.

(4) Mr. Bingham is a Director of the Company. Information is based on the Form 3 filed with the SEC by Mr. Bingham on July 3, 2002, and the
         Schedule 13D filed with the SEC by Mr. Bingham on July 5, 2002. Common stock includes 17,654,311 shares of common stock issuable upon conversion of the Series B Preferred. Series B Preferred includes: (i) 130,000 shares held by American Industrial Partners Capital Fund III, L.P. ("AIP") over which Mr. Bingham has shared voting and dispositive power; and (ii) 20,000 shares held by Dolphin Offshore Partners, L.P. ("Dolphin") over which Mr. Bingham has shared voting power. American Industrial Partners III, L.P. ("AIP III") is the general partner of AIP, American Industrial Partners III Corporation ("AIP Corporation") is the general partner of AIP III and Mr. Bingham is, or may be considered to be, a controlling stockholder of AIP Corporation. AIP holds the power to vote the shares held by Dolphin pursuant to a shareholders agreement. Mr. Bingham disclaims beneficial ownership in the shares held by Dolphin.

(5)      Mr. Goodson is the Company's Chairman of the Board and President.

(6) Mr. Ferguson is a Director of the Company. Information is based on the Form 3 filed with the SEC by Mr. Ferguson on July 3, 2002, and the
         Schedule 13D filed with the SEC by AIP on July 5, 2002.

(7) Mr. Belden is a Director of the Company. Information is based on the Form 3 filed with the SEC by Mr. Belden on July 17,
         2002, and the Schedule 13D filed with the SEC by AIP on July 5, 2002.

(8)      Mr. Bunday is the Company's Chief Financial Officer, Treasurer and
         Secretary.

(9) Information is based on the Form 4 filed with the SEC by these individuals on June 7, 2002. Common stock includes: (i) 732,642 shares of common stock; (ii) 856,653 shares issuable upon conversion of the 15,000 shares of Series A Preferred; (iii) 38,181 shares issuable upon the exercise of warrants issued in connection with the Company's sale of Series A Preferred; (iv) 1,051,363 shares issuable upon the exercise of warrants issued in connection with the Company's secured subordinated debt; (v) 208,333 shares issuable upon the exercise of warrants issued in connection with the Company's subordinated debentures; and, in the case of Mr. Suttman, (vi) 7,330 shares owned individually.

(10) Information is partially based on the Schedule 13D/A dated February 23, 2001 filed with the SEC by this entity. Common stock ownership includes: (i) 792,273 shares of common stock; (ii) 728,155 shares issuable upon conversion of the 12,750 shares of Series A Preferred;
         (iii) 2,353,908 shares issuable upon conversion of the Series B Preferred; (iv) 1,218,971 shares issuable upon the exercise of warrants issued in connection with the Company's secured subordinated debt; (v) 415,380 shares issuable upon conversion of warrants issued in connection with the Company's July 1999 common stock offering subordinated debentures; and

         (vi) 17,857 shares issuable upon the exercise of warrants issued in connection with the Company's subordinated debentures.


(11) Common stock includes 17,654,311 shares of common stock issuable upon conversion of the Series B Preferred. Series B Preferred includes: (i) 130,000 shares held by AIP; and (ii) 20,000 shares held by Dolphin. AIP holds the power to vote the shares held by Dolphin pursuant to a shareholders agreement. AIP disclaims beneficial ownership in the shares held by Dolphin.

(12) Common stock includes 285,551 shares of common stock issuable upon conversion of the Series A Preferred.

                             PRIOR CHANGE IN CONTROL

On July 1, 2002, the Company completed the sale of 150,000 shares of its Series B Preferred to AIP and Dolphin. AIP purchased a total of 130,000 shares of the Company's Series B Preferred for a total purchase price of $13,000,000, less its fees and expenses. It is believed that AIP paid the purchase price from committed equity capital contributed by its partners. Dolphin purchased a total of 20,000 shares of the Series B Preferred for a total purchase price of $2,000,000. Dolphin paid for the shares by tendering $2,000,000 in principal outstanding under a 12% Secured Subordinated Debenture, due March 1, 2002, issued by the Company to Dolphin. The holders of Series B Preferred, voting as a separate class, are entitled to elect a majority of the Company's board of directors (the "Board").

Concurrently with the closing of the sale of the Series B Preferred, the Company, AIP, Dolphin and Eubel, Brady & Suttman Asset Management, Inc., as an entity with voting control over the shares of certain of our holders of Series A Preferred ("Brady"), entered into a Shareholders Agreement (the "Shareholders Agreement"). The Shareholders Agreement provides, among other things, that (a) until July 1, 2003, each of Dolphin and Brady will vote all of the shares of Series B Preferred and any of the Company's Series A-1 Preferred Stock over which Dolphin or Brady has voting control with AIP on all matters related to the election of directors to the Board, (b) until July 1, 2004, each of Dolphin and Brady will vote all of the shares of Series B Preferred over which Dolphin or Brady has voting control with AIP on all matters related to the election of directors to the Board, and (c) until the date on which AIP no longer owns a majority of the Company's Series B Preferred, each of Dolphin and Brady will vote all of the Series B Preferred over which over which Dolphin or Brady has voting control with AIP on all other matters. As of July 2, 2002, there were no shares of the Company's Series A-1 Preferred Stock outstanding. To give effect to these voting provisions, each of Dolphin and Brady have appointed representatives of AIP as their attorneys-in-fact to vote the shares over which Dolphin or Brady has voting control in accordance with the Shareholders Agreement.

The Shareholders Agreement, together with the shares of Series B Preferred held by AIP, gives AIP voting control over all of the Company's outstanding Series B Preferred, which, as of July 2, 2002, represented approximately 41.9% of the Company's outstanding voting securities. Thus, AIP has the right to elect a majority of the members of the Company's board of directors.

To the knowledge of the Company, prior to the closing of the sale of Series B Preferred to AIP and Dolphin, no person or group controlled the Company.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


To the knowledge of the Company, no person who has been a director or officer of the Company at any time since the beginning of the Company's last fiscal year or any associate of any such person has any direct or indirect substantial interest, by security holdings or otherwise, in any matter to be acted upon, as set forth in this Information Statement.

                           COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to the Company's principal executive offices:


                                   WILLIAMS CONTROLS, INC.
                                    14100 SW 72nd Avenue
                                     Portland, OR 97224
                                     Tel: 1-503-670-3307
                                     Fax: 1-503-624-3812

                                          By Order of the Board of Directors:

                                                   /s/  DENNIS E. BUNDAY
                                                   ---------------------
                                                   Dennis E. Bunday
                                                   Chief Financial Officer

Exhibits

Exhibit A - Certificate of Amendment of Certificate of Incorporation

                                                                     Exhibit A
                                                                     ---------
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             WILLIAMS CONTROLS, INC.

                  Williams Controls, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                  1. The Certificate of Incorporation of the Corporation is hereby amended by adding a new Article TWELFTH thereto, to read in its entirety as follows:

                  "TWELFTH. In accordance with Section 203(b)(3) of the DGCL, the Corporation expressly elects not to be governed by Section 203 of the DGCL; provided, however, that, in accordance with
                  Section 203(b)(3) of the DGCL, the foregoing shall not be effective until ______ ___, 2003."

                  2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the holders of a majority in voting power of the outstanding stock of the Corporation) of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, Williams Controls, Inc. has caused this Certificate to be executed by _______________, its ________________ on this ______ day of ___________, 2002.

                                            WILLIAMS CONTROLS, INC.


                                            By:_______________________________
                                            Name:
                                            Office: